                                                                    EXHIBIT 10.2

Two Princess Road
Lawrenceville, NJ 08648-2302                [MEDICAL SOCIETY OF NEW JERSEY LOGO]
609 896-1766
Fax 609 896-1368
http://www.msnj.org

                                  July 7, 1999

Daniel Goldberg, President & CEO
The MIIX Group
Two Princess Road
Lawrenceville, NJ 08648

                                  Re: NJSMU Lease

Dear Dan:

This will confirm an extension of the rental agreement between the New Jersey State Medical Underwriters (NJSMU) and the Medical Society of New Jersey (MSNJ) regarding leased space. Effective June 1, 1999, the triple net payment per square foot for office space and warehouse space is $16.20 and $7.00, respectively.

The terms of this new lease will remain in effect for a period of one year until May 31, 2000. The space utilized by NJSMU and rental payment is computed as follows:

                                  Lease Space
                                  -----------
                                                            Total
First Floor                   Sq. Ft.                       Sq. Ft.
-----------                   -------                       -------

Office Area                   14,353
House of Delegates             6,468                        20,821
                              ------

Second Floor
------------
Office Area                                                 25,740
                                                            ------

Total Office Area                                           46,561
Warehouse Area                                               2,555
                                                            ------

Total Leased Space                                          49,116

                                 Rental Amount
                                 -------------
           46,561 sq. ft. x $16.20 per sq. ft.     =      $754,288.20
             2,555 sq. ft. x $7.00 per sq. ft.     =        17,885.00
                                                          -----------
                   Total Annual Rental Payment            $772,173.20

The total amount of leased space covered under the rental agreement is 49,116 square feet resulting in a monthly rental payment of $64,347.77. All other aspects of the basic lease remain unchanged.

Please indicate your recognition of this change by signing below.


                                        Sincerely,

                                        /s/ Vincent Maressa
                                        -----------------------
                                        Vincent A. Maressa
                                        Executive Director/
                                        General Counsel




        Accepted NJSMU                      Accepted MSNJ


     By /s/ Daniel Goldberg             By /s/ Vincent Maressa
       ----------------------              ----------------------
          Daniel Goldberg                    Vincent A. Maressa
          President                          Executive Director/
                                             General Counsel



PDW:cpd
(Lease MIIX)
cc: Paul D. Weber